United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AUTOLIV, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRESS RELEASE

IMPORTANT UPDATE FOR AUTOLIV, INC. ANNUAL STOCKHOLDER MEETING

Autoliv will host a virtual-only Annual Stockholder Meeting

(Stockholm, Sweden, April 14, 2020) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in vehicle safety systems, today announces a change in location of the Annual Stockholder Meeting.

Meeting Date: Thursday, May 7, 2020

Meeting Time: 1:00 – 1:45 p.m. (Eastern Time)

Meeting Access: Virtual Shareholder Meeting (www.meetingcenter.io/225893279)

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders, and our community, our board of directors has decided to change the location of the 2020 Annual Stockholders Meeting to a virtual meeting, via webcast, format only. You will not be able to attend the Annual Meeting in person this year but we expect to return to in-person meetings in the future.

To access the virtual meeting, please click the Virtual Shareholder Meeting link. You must be a stockholder to login to the virtual meeting. You will be required to have a control number (see below) and a password. The password for the meeting is ALV2020.

If you were a stockholder as of the close of business on March 11, 2020 and have your control number, you may vote, submit questions in advance, or view our list of stockholders during the Annual Meeting by following the instructions available on the meeting website.

We urge stockholders to vote and submit proxies in advance of the meeting by one of the methods described in the proxy materials previously provided for the Annual Meeting. We also encourage all stockholders to submit any questions for the Annual Meeting through the Virtual Shareholder Meeting link by May 1. You will need your 16-digit control number to submit a question. During the meeting we will answer as many questions as time will allow and will group questions together where appropriate. Questions will not be permitted from stockholders during the Annual Meeting, including any questions directed towards our independent auditors, Ernst & Young AB. For registered stockholders, the control number can be found on your proxy card, Notice of Internet Availability of Proxy Materials, or email notification you previously received.

Beneficial Owners:

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. Registration will require you to contact your bank or broker and request a legal proxy which provides proof of your proxy power. Once received, to register you must forward the email from your broker, or attach an image of your legal proxy, along with your name and email address to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2020. You will receive a confirmation email from Computershare of your assigned control number and registration for the Annual Meeting.

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Holders of Swedish Depository Receipts (SDRs):

If you were a holder of SDRs as of the record date, you must register in advance to attend the Annual Meeting. Registration will require you send a request for a legal proxy and control number to info@computershare.se by no later than 17:00 p.m., Central European Time, on April 27, 2020. Requests should have a subject line of “Legal Proxy Autoliv” and reference your shareholder ID and the code written on the proxy form you received. You will receive a confirmation email from Computershare of your assigned control number and registration by no later than 23:00 p.m. Central European Time on May 6, 2020.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the virtual Annual Meeting.

Inquiries:

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our more than 65,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2019 amounted to US $ 8,548 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Autoliv Inc.

Box 70381, 107 24 Stockholm,

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720650

E-mail: stina.thorman@autoliv.com